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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                 _____________

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                                 _____________

                               FLUOR CORPORATION
            (Exact name of registrant as specified in its charter)

                DELAWARE                        95-0740960
    (State or other jurisdiction of          (I.R.S. Employer
     incorporation or organization)         Identification No.)

                             3353 MICHELSON DRIVE
                           IRVINE, CALIFORNIA  92698
                    (Address of principal executive offices)

                                 _____________

                     DMIS, INC. NISSAN MAINTENANCE PROJECT
                           RETIREMENT & SAVINGS PLAN

                           (Full title of the plan)

                                 _____________

                               LAWRENCE N. FISHER
                    SENIOR VICE PRESIDENT-LAW AND SECRETARY
                              3353 MICHELSON DRIVE
                           IRVINE, CALIFORNIA  92698
                                 (714) 975-6995
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 _____________

                        CALCULATION OF REGISTRATION FEE

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                                            Proposed       Proposed
                                            Maximum         Maximum
                            Amount          Offering       Aggregate
 Title of Securities         to be          Price per       Offering            Amount of
 to be Registered         Registered        Share(1)       Price(1)         Registration Fee
--------------------------------------------------------------------------------------------
Common Stock              1,000 shares(2)   $55.3125(2)    $55,312.50(2)    $16.76(2)
============================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(h) and 457(c) and based on the average of the high and low prices of the Common Stock of Fluor Corporation as reported on July 11, 1997 on the New York Stock Exchange, Inc.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plan. In accordance with Rule 457(h)(2), no separate fee calculations are made for plan interests.

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                                  INTRODUCTION

          This Registration Statement on Form S-8 is filed by Fluor Corporation (the "Registrant") relating to 1,000 shares of the Registrant's Common Stock, issuable pursuant to the DMIS, Inc. Nissan Maintenance Project Retirement & Savings Plan (the "Plan").

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
             ----------------------------------------------------

ITEM 1.   PLAN INFORMATION.*
          ------------------

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*
          -------------------------------------------------------------

          *Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ----------------------------------------

          The following documents filed by the Registrant and the Plan with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1996;

          (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1997;

          (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1997;

          (d) The Plan's Annual Report on Form 11-K for the year ended December 31, 1996; and

          (e) The description of the Registrant's Common Stock contained in a Registration Statement filed by the Registrant pursuant to
               Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

          For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.
          --------------------------

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          ---------------------------------------

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          ------------------------------------------

          The Registrant is a Delaware corporation. Article Nineteen of the Registrant's Restated Certificate of Incorporation provides that the officers and directors of the Registrant shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, as amended from time to time (the "GCL"). Section 145 of the GCL provides that a Delaware corporation has the power to indemnify officers and directors in certain circumstances.

          Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer has no reasonable cause to believe his conduct was unlawful.

          Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any obligation, issue or matter as to which such director or officer has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses, which the Court of Chancery or such other court shall deem proper.

          Section 145 further provides that to the extent that a director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Article Nineteen of the Registrant's Restated Certificate of Incorporation provides that the indemnification provided for thereunder shall be a contract right which shall include the right to be paid expenses incurred in defending any proceeding in advance of its final disposition subject to any undertakings required under the GCL. Subsection (e) of Section 145 requires an undertaking to repay any such amount advanced if the director or officer receiving such amount is ultimately determined not to be entitled to indemnification.

          Article Nineteen limits indemnification of any officer or director with respect to actions initiated by such person to those actions where such indemnification is approved by the Registrant's Board of Directors.

          Indemnification provided for by Section 145 and Article Nineteen is not to be deemed exclusive of any other rights to which the indemnified party may be entitled. Both Section 145 and Article Nineteen permit the Registrant to maintain insurance on behalf of a director or officer against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liabilities under Section 145.

          Article Nineteen provides that any director or officer claiming rights to indemnification thereunder may bring suit if such indemnification is not paid within thirty days. Article Nineteen further provides that the Registrant bears the burden of proving that the claimant has not met the standards of conduct required for indemnification under the GCL if the Registrant elects to defend any such action.

          Article Eighteen of the Registrant's Restated Certificate of Incorporation provides that, to the fullest extent permitted under the GCL, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          ------------------------------------

          Not applicable.

ITEM 8.   EXHIBITS.
          ---------

          4.1 Restated Certificate of Incorporation of the Registrant, as in effect as of March 18, 1987 (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (No. 333-18151) and incorporated herein by reference)

          4.2 Restated Bylaws of the Registrant, as amended effective January 28, 1997 (filed as Exhibit 3.2 to the Registrant's Form 10-K for the fiscal year ended October 31, 1996, and incorporated herein by reference)

          5 Opinion of Lawrence N. Fisher as to the legality of the securities being registered

          23.1 Consent of Ernst & Young LLP, independent auditors of the Registrant and the Plan

          23.2 Consent of Lawrence N. Fisher (contained in Exhibit 5 hereof)

          24   Powers of Attorney

          The Registrant hereby undertakes that the Registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.   UNDERTAKINGS.
          -------------

          (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that subparagraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Orange, State of California.

                                 FLUOR CORPORATION

Date:  July 7, 1997              By: /s/ LAWRENCE N. FISHER
                                     -------------------------------------------
                                         Lawrence N. Fisher
                                         Senior Vice President-Law and Secretary

          Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Orange, State of California.

                                 DMIS, INC. NISSAN MAINTENANCE PROJECT
                                 RETIREMENT & SAVINGS PLAN

Date:  July 7, 1997              By: /s/ JAMES KIKENDALL
                                     ----------------------------------
                                         James Kikendall, Secretary
                                         Plan Administrative Committee

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

                  Signature                                         Title                                  Date
                  ---------                                         -----                                  ----
                                                           Chief Executive Officer,                    July 7, 1997
                                                      Chairman of the Board and Director
                      *                                 (Principal Executive Officer)
---------------------------------------------
Leslie G. McGraw
                                                              Vice President and                       July 7, 1997
                                                           Chief Financial Officer
                      *                               (Principal Accounting Officer)
---------------------------------------------
J. Michal Conaway

                      *                                            Director                            July 7, 1997
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Don L. Blankenship

                      *                                            Director                            July 7, 1997
---------------------------------------------
Carroll A. Campbell, Jr.

                      *                                            Director                            July 7, 1997
---------------------------------------------
Peter J. Fluor

                      *                                            Director                            July 7, 1997
---------------------------------------------
David P. Gardner

                                                                   Director
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Thomas L. Gossage

                      *                                            Director                            July 7, 1997
---------------------------------------------
William R. Grant

                      *                                            Director                            July 7, 1997
---------------------------------------------
Bobby R. Inman

                      *                                            Director                            July 7, 1997
---------------------------------------------
Robert V. Lindsay

                      *                                            Director                            July 7, 1997
---------------------------------------------
Vilma S. Martinez

                      *                                            Director                            July 7, 1997
---------------------------------------------
Buck Mickel

                      *                                            Director                            July 7, 1997
---------------------------------------------
Martha R. Seger

*By:  /s/ RAYMOND M. BUKATY
      ---------------------
      Raymond M. Bukaty
      Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit No.            Description
-----------            -----------
   4.1*                Restated Certificate of Incorporation of the Registrant, as in effect as of March 18, 1987

   4.2*                Restated Bylaws of the Registrant, as amended effective January 28, 1997

   5                   Opinion of Lawrence N. Fisher as to the legality of the securities being registered

  23.1                 Consent of Ernst & Young LLP, independent auditors of the Registrant and the Plan

  23.2                 Consent of Lawrence N. Fisher (contained in Exhibit 5 hereof)

  24                   Powers of Attorney

*Incorporated by reference.  See page 4.